                                                                    EXHIBIT 99.1


February 12, 2004

Tower Automotive, Inc.
27175 Haggerty Road
Novi, Michigan 48377

CONTACTS

Financial: Dave Tuit (616) 802-1591
Media: Bev Pierce (616) 802-1630

FOR IMMEDIATE RELEASE

            TOWER AUTOMOTIVE ANNOUNCES 4Q AND FULL-YEAR 2003 RESULTS
                              PROVIDES 2004 OUTLOOK

      NOVI, Mich., February 12 -- Tower Automotive, Inc. (NYSE: TWR) today announced fourth quarter revenues of $717 million, compared with $682 million in the fourth quarter of 2002. The company reported a net loss of $25 million, or $(0.43) per diluted share, for the quarter versus net income for the fourth quarter of 2002 of $17 million, or $0.29 per diluted share. Earnings in the fourth quarter of 2003 were reduced by items with a net impact of approximately $25.2 million, or $0.44 per share, including a write-down of $27.4 million of the company's Yorozu joint venture investment to market value; charges of $6.9 million after-tax related primarily to restructuring and impairment charges from previously announced actions; and an extraordinary gain at its Metalsa joint venture of $9.1 million.

      Fourth quarter 2003 earnings were impacted positively by approximately $6 million ($0.07 per share) related primarily to additional depreciation savings associated with asset write-downs. Fourth quarter 2002 results were increased by a net of $0.11 per share for reversal of restructuring charges of $9.3 million after-tax offset by other charges of $2.8 million after-tax.

      "In the fourth quarter, we saw stronger volumes overall, which led to better than expected operating results. While our operating performance exceeded expectations, our reported results were impacted by several items, including a write-down to market value of a publicly traded joint venture," stated Kathleen Ligocki, President & CEO, Tower Automotive. "Looking forward, our top priorities for 2004 continue to be keeping our launches on-track while focusing on cash flow and continuing to make fundamental improvements in operations."

      Tower Automotive generated EBITDA (a non-GAAP financial measure the company defines as earnings before interest, taxes, depreciation and amortization, as well as non-cash restructuring and asset

Tower Automotive, Inc.
February 12, 2004
Page 2



impairment charges, joint venture asset impairment charges and extraordinary gains) of approximately $61 million in the fourth quarter of 2003 (a reconciliation of EBITDA to net income is attached in Table A). The company incurred net capital expenditures of $50 million in the quarter, and had cash on hand of $160.9 million at December 31, 2003.

      For the twelve months ended December 31, 2003, revenues were $2.8 billion, approximately equivalent to revenues for the same period in 2002. The company reported a net loss of $116 million, or $2.05 per diluted share, for the twelve months ended December 31, 2003 versus a net loss of $98 million, or $1.70 per diluted share, in the 2002 period. Several significant items occurred in the twelve months ended December 31, 2003 and 2002 that reduced reported results by $2.21 and $2.68 per diluted share, respectively. The following tables summarize the impact of significant items in both the three-month and twelve-month periods ended December 31, 2003 and December 31, 2002.

                                                                 Three Months Ended
                                                   December 31, 2003             December 31, 2002
                                                   -----------------             -----------------
($ in thousands, except per share amounts)
                                                Net of tax     Per share      Net of tax     Per share
                                                ----------     ---------      ----------     ---------
Restructuring and asset impairment charges       $  6,541       $   0.11       $ (9,283)      $  (0.16)
Write-down of JV investment to market value        27,436           0.48             --             --
Write-off of debt issuance costs at JV                396           0.01             --             --
Extraordinary gain                                 (9,100)         (0.16)            --             --
Write-off of assets of equity joint venture            --             --            884           0.02
Other expense                                          --             --          1,884           0.03
                                                                --------                      --------
Total impact per diluted share                                  $   0.44                      $  (0.11)
                                                                ========                      ========


                                                                    Twelve Months Ended
                                                     December 31, 2003               December 31, 2002
                                                     -----------------               -----------------
($ in thousands, except per share amounts)
                                                 Net of tax      Per share       Net of tax      Per share
                                                 ----------      ---------       ----------      ---------
Restructuring and asset impairment charges        $103,971       $    1.84       $  39,732       $    0.69
Write-down of JV investment to market value         27,436            0.48              --              --
Litigation reserves                                  1,452            0.03              --              --
Production interruption costs                          769            0.01              --              --
Write-off of debt issuance costs                       688            0.01           1,296            0.02
Extraordinary gain                                  (9,100)          (0.16)             --              --
Write-off of assets at equity joint venture             --              --             884            0.02
Cumulative effect of SFAS 142 adoption                  --              --         112,786            1.96
Gain on sale of plant                                   --              --          (2,495)          (0.04)
Other expense                                           --              --           1,884            0.03
                                                                 ---------                       ---------
Total impact per diluted share                                   $    2.21                       $    2.68
                                                                 =========                       =========


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Tower Automotive, Inc.
February 12, 2004
Page 3




      EBITDA for the full year 2003 was $250 million. Net capital expenditures were $230 million for the year compared to $159 million in 2002, reflecting the company's current investment in new business with Ford, Nissan and Volvo.

FULL YEAR 2004 AND FIRST QUARTER GUIDANCE

      The company expects an increase in full-year 2004 revenues to approximately $3.2 billion, up from $2.8 billion in 2003, reflecting the addition of several new programs. Earnings per share are expected to be in the range of $0.25 to $0.40 per share for 2004. First quarter 2004 revenues are expected to be between $760 and $770 million, and earnings are expected to be a loss of between $(0.07) and $(0.03) per share for the quarter.

      The company anticipates that EBITDA for the full year 2004 will be between $270 million and $285 million, including EBITDA of approximately $55-60 million in the first quarter of 2004. Net capital expenditures are expected to be approximately $195 million for the full year 2004.

      The company's estimates for earnings per share and EBITDA exclude restructuring charges, which are expected to be approximately $0.01 to $0.02 per share per quarter based on previously announced restructuring activities.

ACCESSING THE CONFERENCE CALL WEBCAST AND POWERPOINT PRESENTATION

      A conference call of the fourth quarter and twelve month results is scheduled today at 11 a.m. Eastern Time. Investors may access the Webcast and online presentation by logging onto www.towerautomotive.com, selecting "Investors" and clicking on the Webcast icon.

      Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Novi, Mich. Additional company information is available at www.towerautomotive.com.

Tower Automotive, Inc.
February 12, 2004
Page 4




FORWARD-LOOKING STATEMENTS

      This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

      Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;
(ix) changes in general economic conditions in the United States and Europe; and
(x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Tower Automotive, Inc.
February 12, 2004
Page 5



                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                    Three Months Ended December 31,       Twelve Months Ended December 31,
                                                    -------------------------------       -------------------------------
                                                        2003               2002               2003               2002
                                                    ------------       ------------       ------------       ------------
Revenues                                            $    716,979       $    681,644       $  2,815,749       $  2,754,464
Cost of sales                                            650,737            611,637          2,560,689          2,456,380
                                                    ------------       ------------       ------------       ------------
  Gross profit                                            66,242             70,007            255,060            298,084
Selling, general and administrative expenses              39,919             38,113            155,500            143,822
Restructuring and asset impairment charge, net             9,911            (14,282)           157,532             61,125
                                                    ------------       ------------       ------------       ------------
  Operating income (loss)                                 16,412             46,176            (57,972)            93,137

Interest expense, net                                     30,627             17,694             92,747             70,267
Other expense, net                                            --              1,952                 --              1,052
                                                    ------------       ------------       ------------       ------------
  Income (loss) before provision for income
    taxes                                                (14,215)            26,530           (150,719)            21,818

Provision (benefit) for income taxes                      (4,833)             9,271            (51,245)             7,636
                                                    ------------       ------------       ------------       ------------
  Income (loss) before equity in earnings of
    joint ventures and minority interest                  (9,382)            17,259            (99,474)            14,182

Write-down of joint venture investment to
   market value, net                                     (27,436)                --            (27,436)                --
Equity in earnings of joint ventures, net                  3,877              4,099             12,058             16,822
Minority interest, net                                      (899)            (4,097)           (10,629)           (15,824)
                                                    ------------       ------------       ------------       ------------
  Income (loss) before extraordinary gain and
    cumulative effect of change in accounting
    principle                                            (33,840)            17,261           (125,481)            15,180
Extraordinary gain, net                                    9,100                 --              9,100                 --
Cumulative effect of change in accounting
    principle, net                                            --                 --                 --           (112,786)
                                                    ------------       ------------       ------------       ------------
Net income (loss)                                   $    (24,740)      $     17,261       $   (116,381)      $    (97,606)
                                                    ============       ============       ============       ============

Basic earnings (loss) per common share:
  Income (loss) before extraordinary gain and
    cumulative effect of accounting change          $      (0.59)      $       0.30       $      (2.21)      $       0.26

  Extraordinary gain                                        0.16                 --               0.16                 --
  Cumulative effect of change in accounting
      principle                                               --                 --                 --              (1.96)
                                                    ------------       ------------       ------------       ------------
    Net income (loss)                               $      (0.43)      $       0.30       $      (2.05)      $      (1.70)
                                                    ============       ============       ============       ============

Weighted average basic shares outstanding                 57,342             57,697             56,703             57,329
                                                    ------------       ------------       ------------       ------------

Diluted earnings (loss) per common share:
  Income (loss) before extraordinary gain and
    cumulative effect of accounting change          $      (0.59)      $       0.29       $      (2.21)      $       0.26

  Extraordinary gain                                        0.16                 --               0.16                 --
  Cumulative effect of change in accounting
      principle                                               --                 --                 --              (1.96)
                                                    ------------       ------------       ------------       ------------
    Net income (loss)                               $      (0.43)      $       0.29       $      (2.05)      $      (1.70)
                                                    ============       ============       ============       ============

Weighted average diluted shares outstanding               57,342             65,442             56,703             57,329
                                                    ============       ============       ============       ============

Tower Automotive, Inc.
February 12, 2004
Page 6



                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                   December 31,       December 31,
                             Assets                                     2003               2002
                             ------                                ------------       ------------
Current assets:
    Cash and cash equivalents                                      $    160,899       $     13,699
    Accounts receivable                                                 325,599            249,341
    Inventories                                                         130,004            133,074
    Deferred income taxes, net                                           20,116             20,634
    Prepaid tooling and other                                            91,662            100,433
                                                                   ------------       ------------
        Total current assets                                            728,280            517,181
                                                                   ------------       ------------

Property, plant and equipment, net                                    1,055,873          1,073,619
Investments in joint ventures                                           260,693            260,898
Deferred income taxes, net                                              142,678            105,699
Goodwill                                                                498,663            472,967
Other assets, net                                                       168,516            127,521
                                                                   ------------       ------------
                                                                   $  2,854,703       $  2,557,885
                                                                   ============       ============

        Liabilities and Stockholders' Investment
        ----------------------------------------
Current liabilities:
    Current maturities of long-term debt and capital lease
      obligations                                                  $     99,597       $    120,470
    Convertible subordinated notes                                      199,984                 --
    Accounts payable                                                    556,036            417,727
    Accrued liabilities                                                 249,984            284,450
                                                                   ------------       ------------
        Total current liabilities                                     1,105,601            822,647
                                                                   ------------       ------------

Long-term debt, net of current maturities                             1,060,859            535,220
Obligations under capital leases, net of current maturities              42,798             29,731
Convertible subordinated notes                                               --            199,984
Other noncurrent liabilities                                            223,641            199,477
                                                                   ------------       ------------
        Total noncurrent liabilities                                  1,327,298            964,412
                                                                   ------------       ------------

Mandatorily redeemable trust convertible preferred securities                --            258,750

Stockholders' investment:
    Preferred stock                                                          --                 --
    Common stock                                                            661                659
    Additional paid-in capital                                          680,608            683,072
    Retained deficit                                                   (173,555)           (57,174)
    Deferred compensation plans                                          (9,609)           (10,746)
    Accumulated other comprehensive loss                                (22,751)           (43,875)
    Treasury stock                                                      (53,550)           (59,860)
                                                                   ------------       ------------
        Total stockholders' investment                                  421,804            512,076
                                                                   ------------       ------------
                                                                   $  2,854,703       $  2,557,885
                                                                   ============       ============

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS - UNAUDITED)

                                                                            YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                            2003               2002
                                                                        ------------       ------------
OPERATING ACTIVITIES:
    Net loss                                                            $   (116,381)      $    (97,606)
    Adjustments required to reconcile net loss to net cash
      provided by operating activities -
       Cumulative effect of change in accounting principle, net                   --            112,786
       Extraordinary gain, net                                                (9,100)                --
       Non-cash restructuring and asset impairment charge                    155,750             61,125
       Customer recovery related to program cancellation                      15,600                 --
       Depreciation                                                          151,198            136,698
       Deferred income tax expense (benefit)                                 (37,316)             2,107
       Gain on sale of plant                                                      --             (3,839)
       Write-down of joint venture investment to market value, net            27,436                 --
       Equity in earnings of joint ventures, net                             (12,058)           (16,822)
       Change in working capital and other operating items                     9,689            (63,497)
                                                                        ------------       ------------

     Net cash provided by operating activities                               184,818            130,952
                                                                        ------------       ------------

INVESTING ACTIVITIES:
    Capital expenditures, net                                               (230,126)          (158,964)
    Acquisitions, including joint venture interests, earnout
      payments and dividends                                                   8,503            (40,802)
    Net proceeds from divestitures                                                --              4,004
    Proceeds from sale of fixed assets                                            --             50,313
                                                                        ------------       ------------

       Net cash used in investing activities                                (221,623)          (145,449)
                                                                        ------------       ------------

FINANCING ACTIVITIES:
    Proceeds from borrowings                                               1,664,567          2,038,037
    Repayments of debt                                                    (1,481,212)        (2,197,449)
    Net proceeds from issuance of common stock                                   650            225,701
    Payments for repurchase of common stock                                       --            (59,860)
                                                                        ------------       ------------

       Net cash provided by financing activities                             184,005              6,429
                                                                        ------------       ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                      147,200             (8,068)

CASH AND CASH EQUIVALENTS:
    Beginning of period                                                       13,699             21,767
                                                                        ------------       ------------

    End of period                                                       $    160,899       $     13,699
                                                                        ============       ============

                                     TABLE A

RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

                                                             ACTUAL       ACTUAL        ACTUAL        ACTUAL         ACTUAL
($ in thousands)                                             Q1 2003      Q2 2003       Q3 2003       Q4 2003         2003
                                                            ---------    ---------     ---------     ---------     ---------
EBITDA                                                      $  75,239    $  78,156     $  36,150     $  60,860     $ 250,405
Less:  Interest expense                                        16,769       18,083        27,268        30,627        92,747
Less:  Provision (benefit) for income taxes                     7,847         (625)      (53,634)       (4,833)      (51,245)
Less:  Depreciation expense                                    39,051       40,055        40,533        31,559       151,198
Less:  Non-cash restructuring & asset impairment charges           --       23,066       122,773         9,911       155,750
Less:  Write-down of joint venture investment to market            --           --            --        27,436        27,436
value
Add: Extraordinary gain                                            --           --            --        (9,100)       (9,100)
Net income (loss)                                           $  11,572    $  (2,423)    $(100,790)    $ (24,740)    $(116,381)

RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

                                                              FORECAST       FORECAST
($ in thousands)                                              Q1 2004          2004
                                                              --------       --------
EBITDA                                                        $ 60,000       $285,000
Less:  Interest expense                                         31,000        120,000
Less:  Provision (benefit) for income taxes                     (3,700)         1,000
Less:  Depreciation expense                                     37,000        148,000
Less:  Non-cash restructuring & asset impairment charges            --             --
Net income (loss)                                             $ (4,300)      $ 16,000


                                       ###